LEUCADIA NATIONAL CORPORATION
                              315 PARK AVENUE SOUTH
                            NEW YORK, NEW YORK 10010
                                  212-460-1900


PRESS RELEASE

FOR IMMEDIATE RELEASE
---------------------

October 1, 1997

Contact: L. Ulbrandt
         212-460-1900


                          LEUCADIA NATIONAL CORPORATION
                      COMPLETES SALE OF COLONIAL PENN LIFE
                       INSURANCE COMPANY TO CONSECO, INC.


New York, New York ... Leucadia National Corporation (NYSE and PSE: "LUK") today announced the completion of the sale of its life insurance subsidiaries Colonial Penn Life Insurance Company and Providential Life Insurance Company and certain related assets to Conseco, Inc., for $460 million payable in cash and notes. These companies are principally engaged in the sale of "graded benefit life" insurance policies through direct marketing and agent-sold Medicare supplement insurance.

Leucadia National expects to report a pre-tax gain on the transaction of approximately $300 million. For calendar year 1996, the operations sold accounted for revenues of approximately $230 million and pre-tax earnings of approximately $48 million.



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